EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation

The Affinity Group, Inc.	Colorado
Agio Insurance Agency, Inc.	Montana
Aspen Investment Alliance, Inc.	Colorado
Benefit Control Management, LLC	Texas
Benefit Planners Limited, L.L.P.	Texas
Benesight Insurance Agency of Massachusetts, Inc.	Delaware
Benesight, Inc.	Delaware
Benesight.com, Incorporated	Delaware
BHC Investments, Inc.	Delaware
BHCM Insurance Agency, Inc.	Delaware
BP, Inc.	Delaware
Catapult Technology Limited	England
Cusick Enterprises Limited, L.L.P.	Texas
Cusick Management, LLC	Texas
Data-Chain Solutions, Inc.	Delaware
Data-Link Systems, LLC	Wisconsin
Employee Benefit Services, Inc.	Louisiana
EPSIIA Corporation	Texas
F.T. Agency, Inc.	Ohio
First Trust Corporation	Colorado
Fiserv (ASPAC) Pte. Ltd.	Singapore
Fiserv (Europe) Ltd.	England
Fiserv Argentina S.R.L.	Argentina
Fiserv Australia Pty. Limited	Australia
Fiserv BP, Inc.	Wisconsin
Fiserv BPI, Inc.	Texas
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Colombia Limitada	Colombia
Fiserv Connecticut Sub, Inc.	Connecticut
Fiserv CSW, Inc.	Massachusetts
Fiserv DC, Inc.	Wisconsin
Fiserv Execution Services, Inc.	Delaware
Fiserv FSC, Inc.	California
Fiserv Federal Systems, Inc.	Delaware
FIserv Fresno, Inc.	California
Fiserv Health, Inc.	Delaware
Fiserv Insurance Agency of Alabama, Inc.	Alabama
Fiserv Investor Services, Inc.	Delaware
Fiserv International (Barbados) Limited	Barbados
Fiserv LeMans, Inc.	Pennsylvania
Fiserv Mercosur, Inc.	Delaware

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EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation

Fiserv NCSI, Inc.	Maryland
Fiserv Polska Sp. z.o.o.	Poland
Fiserv San Juan, Inc.	Puerto Rico
Fiserv Securities, Inc.	Delaware
Fiserv Solutions of Canada Inc.	Ontario
Fiserv Solutions, Inc.	Wisconsin
The Freedom Group, Inc.	Iowa
Harrington Benefit Services, Inc.	Delaware
HEC Newbridge Insurance Services, Inc.	Texas
ILS Title Agency, LLC	Delaware
ILS Services, LLC	Delaware
Information Technology, Inc.	Nebraska
ITI of Nebraska, Inc.	Nebraska
J.O. One, Ltd.	Texas
Lenders Financial Services, LLC	California
LFS Realty, Inc.	California
Lincoln Trust Company	Colorado
National Flood Services, Inc.	Montana
Precision Direct, Inc.	Washington
Preferred Health Arrangement Limited, LLP	Texas
PT Fiserv Indonesia	Indonesia
Remarketing Services of America, Inc.	Delaware
REH Agency, Inc.	Ohio
RemitStream Solutions, LLC	Delaware
RL Reserve, Inc.	Colorado
Sheridan Re	Cayman Islands
Specialty Insurance Service	California
Tower Agency, Inc.	Ohio
TradeStar Investments, Inc.	Delaware
Trust Industrial Bank	Colorado
USERS Incorporated	Maryland
XP Systems Corporation	Minnesota

21